 EXHIBIT 10.18

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (“Agreement”) is made and entered into as of _______________, 2017, by and among CÜR Media, Inc., a Delaware corporation (“CÜR Media”), CUR Holdings, Inc., a Delaware corporation (“Holdings”), each subsidiary of CÜR Media listed on the signature pages hereof (each a “Subsidiary”), and the secured parties listed on the signature pages hereof.

WITNESSETH:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of even date herewith (as such may be amended, restated, supplemented, or otherwise modified from time to time, including all schedules thereto, collectively, the “Purchase Agreement”), by and among CÜR Media, Holdings and each secured party set forth as a Buyer on the signature page(s) affixed thereto (each, a “Buyer” or “Secured Party” (in the event the Placement Agent, or any of its designees, exercises Placement Agent Warrants to purchase Preferred Stock Units such individual or entity shall become a Secured Party for the purposes of this Agreement)), Holdings has agreed to sell, and each of the Buyers has agreed to purchase, severally and not jointly, the Preferred Stock Units, each Preferred Stock Unit consisting of (i) Unit Shares, which are convertible into shares of Common Stock of Holdings, and (ii) Unit Warrants to purchase shares of Common Stock of Holdings; and

WHEREAS, simultaneously with the initial closing of the sale of the Preferred Stock Units, the Company shall consummate a closing of its offering of a 12% Senior Secured Promissory Note of the Company, in the principal amount of $2,500,000, with a term of twelve (12) months (the “New Note”), at a purchase price of 100% (par) (the buyer of the New Note shall be referred to herein as the “New Note Holder”); and

WHEREAS, Holdings is negotiating a transaction with CÜR Media, pursuant to which, under certain circumstances, it will either (i) merge with and into CÜR Media (the “Merger”), or (ii) acquire all of the intellectual property and other assets and liabilities of CÜR Media related to CÜR Media’s Music Streaming Business (the “Asset Acquisition” and, together with the Merger, the “Combination Transaction”), as further described in the Term Sheet, dated September 11, 2017, by and between the Company and CÜR Media, a copy of which is attached to the Purchase Agreement as Exhibit E; and

WHEREAS, each Grantor (as defined below) will receive direct and substantial benefits from the purchase by each of the Secured Parties of the Preferred Stock Units; and

WHEREAS, pursuant to the Purchase Agreement, the Certificate of Designation and the other Transaction Documents, the Secured Parties shall have a right to Put the Preferred Stock Units to the Company (as defined below) at the Put Price under certain circumstances; and

WHEREAS, it is a condition precedent to the Buyers purchasing the Preferred Stock Units that the Company (as defined below) and each other Grantor (as defined below) have granted a first priority security interest in and to the Collateral to the Secured Parties to secure the Obligation of the Company (as defined below), on the terms and conditions set forth in this Agreement, pari passu with the first priority security interest in and lien on the Collateral granted to the New Note Holder in connection with the New Note Holder’s purchase of the New Note in the New Note Offering; and

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NOW, THEREFORE, for and in consideration of the Purchase Agreement and the Preferred Stock Units, and the other premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties covenant and agree as follows:

1. Definitions.

Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement. In addition to the words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, unless the context otherwise clearly requires:

“Accounts” shall have the meaning given to that term in the Code and shall include without limitation all rights of each Grantor, whenever acquired, to payment for goods sold or leased or for services rendered, whether or not earned by performance.

“Chattel Paper” shall have the meaning given to that term in the Code and shall include without limitation all writings owned by each Grantor, whenever acquired, which evidence both a monetary obligation and a security interest in or a lease of specific goods.

“Code” shall mean the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the Collateral from time to time.

“Collateral” shall mean (i) all tangible and intangible assets of each Grantor, including, without limitation, collectively the Accounts, Chattel Paper, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Instruments, Intellectual Property, Inventory and Investment Property of each Grantor, and (ii) Proceeds of each of them.

“Company” shall mean (i) initially, Holdings, (ii) following the consummation of the Asset Acquisition, Holdings, and (iii) following the consummation of the Merger, CÜR Media.

“Deposit Accounts” shall have the meaning given to that term in the Code and shall include a demand, time, savings, passbook or similar account maintained with a bank, savings bank, savings and loan association, credit union, trust company or other organization that is engaged in the business of banking.

“Documents” shall have the meaning given to that term in the Code and shall include without limitation all warehouse receipts (as defined by the Code) and other documents of title (as defined by the Code) owned by each Grantor, whenever acquired.

“Equipment” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by each Grantor, whenever acquired and wherever located, used or brought for use primarily in the business or for the benefit of each Grantor, and not included in Inventory of each Grantor, together with all attachments, accessories and parts used or intended to be used with any of those goods or Fixtures, whether now or in the future installed therein or thereon or affixed thereto, as well as all substitutes and replacements thereof in whole or in part.

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“Event of Default” shall mean any default by the Company in the performance of its Obligation under this Agreement and the Holder exercises his, her or its option to Put the Preferred Stock Units to the Company. Such failure shall be the sole Event of Default for the purpose of this Agreement.

“Fixtures” shall have the meaning given to that term in the Code, and shall include without limitation leasehold improvements.

“General Intangibles” shall have the meaning given to that term in the Code and shall include, without limitation, all leases under which each Grantor, now or in the future leases and or obtains a right to occupy or use real or personal property, or both, all of the other contract rights of each Grantor, whenever acquired, and customer lists, choses in action, claims (including claims for indemnification), books, records, Intellectual Property, contracts, licenses, license agreements, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, records and data, and oil, gas, or other minerals before extraction now owned or acquired after the date of this Agreement by each Grantor.

“Grantor” shall mean (i) initially, Holdings, (ii) following the consummation of the Asset Acquisition, Holdings, and (iii) following the consummation of the Merger, CÜR Media and any Subsidiary.

“Holder” means each Buyer and any person to whom a Buyer assigns all or any portion of the Preferred Stock Units in accordance with the terms thereof. The Holder or Holders owning a majority of the Preferred Stock Units (the “Majority Holders”) are authorized to act on behalf of all of the Holders.

“Instruments” shall have the meaning given to that term in the Code and shall include, without limitation, all negotiable instruments (as defined in the Code), all certificated securities (as defined in the Code) and all other writings which evidence a right to the payment of money now or after the date of this Agreement owned by each Grantor.

“Intellectual Property” shall mean, all intellectual property of the Grantors including, without limitation all copyrights, trademarks, service marks, trade names, trade secrets, patents, all documented and undocumented research, ideas, data, theories, conclusions, reports, drawings, designs, blueprints, schematics, exhibits, models, prototypes, source code, object code, flow charts, manuals, processes, specifications, formulae, product configurations, notes, inventions (whether or not patentable and whether or not reduced to practice) and any other information of any kind developed, in development or maintained by the Grantors.

“Inventory” shall have the meaning given to that term in the Code and shall include without limitation all goods owned by each Grantor, whenever acquired and wherever located, held for sale or lease or furnished or to be furnished under contracts of service, and all raw materials, work in process and materials owned by each Grantor, and used or consumed in each Grantor’s business, whenever acquired and wherever located.

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“Investment Property,” “Securities Intermediary” and “Commodities Intermediary” each shall have the meaning set forth in the Code.

“Obligation,” shall mean the Company’s obligation to pay the Put Price to any Holder upon such Holder’s exercise of its right to Put the Preferred Stock Units to the Company following the occurrence of a Put Trigger (as defined herein).

“Permitted Liens” shall mean all (i) all existing liens on the assets of a Grantor which have been disclosed to the Buyers by the Company on a Schedule I attached hereto, and (ii) all purchase money security interests hereinafter incurred by a Grantor in the ordinary course of business.

“Proceeds” shall have the meaning given to that term in the Code and shall include without limitation whatever is received when Collateral or Proceeds are sold, exchanged, collected or otherwise disposed of, whether cash or non-cash, and includes without limitation proceeds of insurance payable by reason of loss of or damage to Collateral.

“Put Trigger” shall mean the following two conditions, either of which will trigger the right of the Holder to Put the Preferred Stock Units to the Company: (i) any voluntary or involuntary bankruptcy, liquidation, dissolution or winding up of the affairs of the Company, or (ii) if, at any time within eighteen (18) months following the Launch Date, the Company’s market capitalization is not greater than $50,000,000, based on (A) if the Merger has occurred, the average closing price of the Company’s Common Stock for any thirty (30) consecutive trading days, based on the fully diluted, as converted number of shares of the Company’s Common Stock, or (B) if the Asset Acquisition has occurred, a valuation performed by an independent, reputable valuation expert selected by the Company and approved by the Majority Holders (such approval not to be unreasonably withheld or delayed), to be conducted at the Company’s expense, and to be binding upon all parties absent demonstrable error.

“Transaction Documents” shall mean collectively, this Agreement, the Purchase Agreement, the Certificate of Designation, the Warrant, the Registration Rights Agreement, the Escrow Agreement and all other agreements, documents and instruments executed and delivered in connection therewith, as each may be amended, restated, supplemented, replaced or otherwise modified from time to time in accordance with the terms thereof.

Capitalized terms not otherwise defined in this Agreement or the Purchase Agreement shall have the meanings attributed to such terms in the Code.

2. Security Interest.

(a) As security for the performance of the Obligation of the Company, each Grantor agrees that the Holders shall have, and each Grantor hereby grants and conveys to and creates in favor of the Holders, a first priority security interest under the Code in and to its Collateral, whether now owned or existing or hereafter acquired or arising, and regardless of where located, pari passu with the first priority security interest in and lien on the Collateral granted to the New Note Holder in connection with the New Note Holder’s purchase of the New Note in the New Note Offering. The security interest granted to the Holders in this Agreement shall be a senior security interest, prior and superior to the rights of all third parties existing on or arising after the date of this Agreement, subject to the Permitted Liens, pari passu with the first priority security interest in and lien on the Collateral granted to the New Note Holder in connection with the New Note Holder’s purchase of the New Note in the New Note Offering.

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(b) All of the Equipment, Inventory and Goods owned by each Grantor is located in the states as specified on Schedule I attached hereto (except to the extent any such Equipment, Inventory or Goods is in transit or located at such Grantor’s job site in the ordinary course of business). Except as disclosed on Schedule I, no material Collateral is in the possession of any bailee, warehousemen, processor or consignee. Schedule I discloses such Company name as of the date hereof as it appears in official filings in the state or province, as applicable, of its incorporation, formation or organization, the type of entity of Company (including corporation, partnership, limited partnership or limited liability company), the organizational identification number issued by Company’s state of incorporation, formation or organization (or a statement that no such number has been issued), and the chief place of business, chief executive officer and the office where Company keeps its books and records. Each Grantor has only one state or province, as applicable, of incorporation, formation or organization except as disclosed on Schedule I attached hereto. Each Grantor does not do business and has not done business during the past five (5) years under any trade name or fictitious business name except as disclosed on Schedule I attached hereto.

3. Provisions Applicable to the Collateral.

The parties agree that the following provisions shall be applicable to the Collateral:

(a) Each Grantor covenants and agrees that at all times during the term of this Agreement it shall keep accurate and complete books and records concerning the Collateral that is now owned by the Grantor.

(b) The Holders or their representatives shall have the right, upon reasonable prior written notice to a Grantor and during the regular business hours of the Grantor, to examine and inspect the Collateral and to review the books and records of the Grantor concerning the Collateral that is now owned or acquired after the date of this Agreement by the Grantor and to copy the same and make excerpts therefrom; provided, however, that from and after the occurrence of the Event of Default, the rights of inspection and entry shall be subject to the requirements of the Code.

(c) Each Grantor shall at all times during the term of this Agreement keep the Equipment, Inventory and Fixtures that are now owned by each Grantor in the states set forth on Schedule I or, upon written notice to the Holders, at such other locations for which the Holders have filed financing statements, and in no other states without ten (10) days’ prior written notice to the Holders, except that each Grantor shall have the right until the Event of Default shall occur to sell, move or otherwise dispose of Inventory and other Collateral in the ordinary course of business.

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(d) Each Grantor shall not move the location of its principal executive offices without prior written notification to the Holders.

(e) Without the prior written consent of the Holders, each Grantor shall not sell, lease or otherwise dispose of any Equipment or Fixtures, except in the ordinary course of their business.

(f) Promptly upon request of the Majority Holders from time to time, each Grantor shall furnish the Holders with such information and documents regarding the Collateral and each Grantor’s financial condition, business, assets or liabilities, at such times and in such form and detail as the Holders may reasonably request.

(g) During the term of this Agreement, each Grantor shall deliver to the Majority Holders, upon their reasonable, written request from time to time, without limitation,

(i) all invoices and customer statements rendered to account debtors, documents, contracts, chattel paper, instruments and other writings pertaining to each Grantor’s contracts or the performance of each Grantor’s contracts,

(ii) evidence of each Grantor’s accounts and statements showing the aging, identification, reconciliation and collection thereof, and

(iii) reports as to each Grantor’s inventory and sales, shipment, damage or loss thereof, all of the foregoing to be certified by authorized officers or other employees of each Grantor, and Company shall take all necessary action during the term of this Agreement to perfect any and all security interests in favor of each Grantor and to assign to Holders all such security interests in favor of each Grantor.

(h) Notwithstanding the security interest in the Collateral granted to and created in favor of the Holders under this Agreement, each Grantor shall have the right until the Event of Default shall occur, at its own cost and expense, to collect the Accounts and the Chattel Paper and to enforce their contract rights.

(i) Subject to the terms of the New Note and the Permitted Liens, after the occurrence of an Event of Default, the Majority Holders shall have the right, in their sole discretion, to give notice of the Holders’ security interest to account debtors obligated to each Grantor and to take over and direct collection of the Accounts and the Chattel Paper, to notify such account debtors to make payment directly to the Holders and to enforce payment of the Accounts and the Chattel Paper and to enforce each Grantor’s contract rights. It is understood and agreed by each Grantor that the Majority Holders shall have no liability whatsoever under this subsection (i) except for their own gross negligence or willful misconduct.

(j) At all times during the term of this Agreement, each Grantor shall promptly deliver to the Holders, upon the written request of the Majority Holders, all existing leases, and all other leases entered into by each Grantor from time to time, covering any material Equipment or Inventory (the “Leased Inventory”) which is leased to third parties.

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(k) Each Grantor shall not change its name, entity status, federal taxpayer identification number, or provincial organizational or registration number, or the state under which it is organized without the prior written consent of the Majority Holders, which consent shall not be unreasonably withheld, conditioned or delayed.

(l) Each Grantor shall not close any of its Deposit Accounts or open any new or additional Deposit Accounts without first giving the Holders at least ten (10) days’ prior written notice thereof; however, the Majority Holders have the power to waive a portion of the notice period if such waiver does not harm Holders’ security position.

(m) Subject to restrictions resulting from the New Note and the Permitted Liens, each Grantor shall cooperate with the Majority Holders, at each Grantor’s reasonable expense, in perfecting Holders’ security interest in any of the Collateral. Each Grantor agrees that from time to time, at its own expense, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Majority Holders may reasonably request, in order to perfect and protect the security interests granted or purported to be granted hereby or to enable the Holders to exercise and enforce their rights and remedies hereunder with respect to any of the Collateral.

(n) Subject to restrictions resulting from the New Note and the Permitted Liens, the Majority Holders may file any necessary financing statements and other documents they deem reasonably necessary in order to perfect the Holders’ security interest without either Grantor’s signature. Each Grantor grants to the Majority Holders a power of attorney for the sole purpose of executing any documents on behalf of each Grantor which the Majority Holders deem reasonably necessary to perfect Holders’ security interest. Such power, coupled with an interest, is irrevocable.

4. Actions with Respect to Accounts.

Each Grantor irrevocably makes, constitutes and appoints the Majority Holders its true and lawful attorney-in-fact with power to sign its name and to take any of the following actions after the occurrence and prior to the cure of an Event of Default, at any time without notice to either Grantor and at each Grantor’s reasonable expense, subject to the terms of the New Note and the Permitted Liens:

(a) Verify the validity and amount of, or any other matter relating to, the Collateral by mail, telephone, telegraph or otherwise;

(b) Notify all account debtors that the Accounts have been assigned to the Holders and that the Holders have a security interest in the Accounts;

(c) Direct all account debtors to make payment of all Accounts directly to the Holders;

(d) Take control in any reasonable manner of any cash or non-cash items of payment or proceeds of Accounts;

(e) Receive, open and respond to all mail addressed to each Grantor;

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(f) Take control in any manner of any rejected, returned, stopped in transit or repossessed goods relating to Accounts;

(g) Enforce payment of and collect any Accounts, by legal proceedings or otherwise, and for such purpose the Holders may:

(i) Demand payment of any Accounts or direct any account debtors to make payment of Accounts directly to the Holders;

(ii) Receive and collect all monies due or to become due to each Grantor pursuant to the Accounts;

(iii) Exercise all of each Grantor’s rights and remedies with respect to the collection of Accounts;

(iv) Settle, adjust, compromise, extend, renew, discharge or release Accounts in a commercially reasonable manner;

(v) Sell or assign Accounts on such reasonable terms, for such reasonable amounts and at such reasonable times as the Holders reasonably deem advisable;

(vi) Prepare, file and sign each Grantor’s name or names on any Proof of Claim or similar documents in any proceeding filed under federal or state bankruptcy, insolvency, reorganization or other similar law as to any account debtor;

(vii) Prepare, file and sign each Grantor’s name or names on any notice of lien, claim of mechanic’s lien, assignment or satisfaction of lien or mechanic’s lien or similar document in connection with the Collateral;

(viii) Endorse the name of each Grantor upon any chattel papers, documents, instruments, invoices, freight bills, bills of lading or similar documents or agreements relating to Accounts or goods pertaining to Accounts or upon any checks or other media of payment or evidence of a security interest that may come into the Holders’ possession;

(ix) Sign the name or names of each Grantor to verifications of Accounts and notices of Accounts sent by account debtors to each Grantor; or

(x) Take all other actions that the Holders reasonably deem to be necessary or desirable to protect each Grantor’s interest in the Accounts.

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(h) Negotiate and endorse any Document in favor of the Holders or their designees, covering Inventory which constitutes Collateral, and related documents for the purpose of carrying out the provisions of this Agreement and taking any action and executing in the name(s) of Company any instrument which the Majority Holders may reasonably deem necessary or advisable to accomplish the purpose hereof. Without limiting the generality of the foregoing, the Majority Holders shall have the right and power to receive, endorse and collect checks and other orders for the payment of money made payable to each Grantor representing any payment or reimbursement made under, pursuant to or with respect to, the Collateral or any part thereof and to give full discharge to the same. Each Grantor does hereby ratify and approve all acts of said attorney and agrees that said attorney shall not be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law, except for said attorney’s own gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the Company shall have performed the Obligation under this Agreement. Each Grantor further agrees to use its reasonable efforts to assist the Majority Holders in the collection and enforcement of the Accounts and will not hinder, delay or impede the Majority Holders in any manner in their collection and enforcement of the Accounts.

5. Preservation and Protection of Security Interest.

Each Grantor represents and warrants that it has, and covenants and agrees that at all times during the term of this Agreement, it will have, good and marketable title to the Collateral now owned by it free and clear of all mortgages, pledges, liens, security interests, charges or other encumbrances, except for the New Note and the Permitted Liens and those junior in right of payment and enforcement to that of the Holders or in favor of the Holders, and shall defend the Collateral against the claims and demands of all persons, firms and entities whomsoever. Assuming the Majority Holders have taken all required action to perfect a security interest in the Collateral as provided by the Code, each Grantor represents and warrants that as of the date of this Agreement the Holders have, and that all times in the future the Holders will have, a first priority perfected security interest in the Collateral, prior and superior to the rights of all third parties in the Collateral existing on the date of this Agreement or arising after the date of this Agreement, pari passu with the first priority security interest in and lien on the Collateral granted to the New Note Holder in connection with the New Note Holder’s purchase of the New Note in the New Note Offering, subject to the Permitted Liens. Except as permitted by this Agreement, each Grantor covenants and agrees that it shall not, without the prior written consent of the Majority Holders (i) borrow against the Collateral or any portion of the Collateral from any other person, firm or entity, except for borrowings which are subordinate to the rights of the Holders, (ii) grant or create or permit to attach or exist any mortgage, pledge, lien, charge or other encumbrance, or security interest on, of or in any of the Collateral or any portion of the Collateral except those in favor of the Holders, the holder of the New Note, or the Permitted Liens, (iii) permit any levy or attachment to be made against the Collateral or any portion of the Collateral, except those subject to the New Note and the Permitted Liens, or (iv) permit any financing statements to be on file with respect to any of the Collateral, except financing statements in favor of the Holders, or those with respect to the New Note or the Permitted Liens. Each Grantor shall faithfully preserve and protect the Holders’ security interest in the Collateral and shall, at its own reasonable cost and expense, cause, or assist the Majority Holders to cause that security interest to be perfected and continue perfected until the Company shall have performed the Obligation under this Agreement. For purposes of the perfection of the Holders’ security interest in the Collateral in accordance with the requirements of this Agreement, each Grantor shall from time to time at the request of the Holders file or record, or cause to be filed or recorded, such instruments, documents and notices, including assignments, financing statements and continuation statements, as the Majority Holders may reasonably deem necessary or advisable from time to time in order to perfect and continue perfected such security interest, and the Grantors shall be responsible to reimburse the Majority Holders for such expense. Each Grantor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including further security agreements, pledges, endorsements, assignments and notices, as the Majority Holders in their discretion may reasonably deem necessary or advisable from time to time in order to perfect and preserve the priority of such security interest as a first lien security interest in the Collateral prior to the rights of all third persons, firms and entities, pari passu with the first priority security interest in and lien on the Collateral granted to the New Note Holder in connection with the New Note Holder’s purchase of the New Note in the New Note Offering, and subject to the Permitted Liens, and except as may be otherwise provided in this Agreement. Each Grantor agrees that a carbon, photographic or other reproduction of this Agreement or a financing statement is sufficient as a financing statement and may be filed instead of the original.

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6. Insurance.

Risk of loss of, damage to or destruction of the Equipment, Inventory and Fixtures is on each Grantor. Each Grantor shall insure the Equipment, Inventory and Fixtures against such risks and casualties and in such amounts and with such insurance companies as is ordinarily carried by corporations or other entities engaged in the same or similar businesses and similarly situated or as otherwise reasonably required by the Majority Holders in their sole discretion. In the event of loss of, damage to or destruction of the Equipment, Inventory or Fixtures during the term of this Agreement, each Grantor shall promptly notify the Majority Holders of such loss, damage or destruction. At the reasonable request of the Majority Holders, each Grantor’s policies of insurance shall contain loss payable clauses in favor of each Grantor and the Holders as their respective interests may appear and shall contain provision for notification of the Holders thirty (30) days prior to the termination of such policy. At the request of the Majority Holders, copies of all such policies, or certificates evidencing the same, shall be deposited with the Holders. If any Grantor fails to effect and keep in full force and effect such insurance or fail to pay the premiums when due, the Majority Holders may (but shall not be obligated to) do so for the account of such Grantor. The Majority Holders are irrevocably appointed attorney-in-fact of each Grantor to endorse any draft or check which may be payable to each Grantor in order to collect the proceeds of such insurance. Unless an Event of Default has occurred and is continuing, the Holders will turn over to each Grantor the proceeds of any such insurance collected by the Holder on the condition that each Grantor apply such proceeds either (i) to the repair of damaged Equipment, Inventory or Fixtures, or (ii) to the replacement of destroyed Equipment, Inventory or Fixtures with Equipment, Inventory or Fixtures of the same or similar type and function and of at least equivalent value (in the sole judgment of the Majority Holders), provided such replacement Equipment, Fixtures or Inventory is made subject to the security interest created by this Agreement and constitutes a first lien security interest in the Equipment, Inventory and Fixtures subject only to Permitted Liens and other security interests permitted under this Agreement, including under the New Note, and is perfected by the filing of financing statements in the appropriate public offices and the taking of such other action as may be necessary or desirable in order to perfect and continue perfected such security interest. Any balance of insurance proceeds remaining in the possession of the Holders after the Company shall have performed the Obligation under this Agreement shall be paid over to the applicable Grantor or its order.

7. Maintenance and Repair.

Each Grantor shall maintain the Equipment, Inventory and Fixtures, and every portion thereof, in good condition, repair and working order, reasonable wear and tear alone excepted, and shall pay and discharge all taxes, levies and other impositions assessed or levied thereon as well as the cost of repairs to or maintenance of the same. If any Grantor fails to do so, the Holders may (but shall not be obligated to) pay the cost of such repairs or maintenance and such taxes, levies or impositions for the account of such Grantor, and the Grantor shall be responsible to reimburse the Holders for such expense.

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8. Preservation of Rights against Third Parties; Preservation of Collateral in Holders’ Possession.

Until such time as the Holders exercise their right to effect direct collection of the Accounts and the Chattel Paper and to effect the enforcement of each Grantor’s contract rights, each Grantor assumes full responsibility for taking any and all commercially reasonable steps to preserve rights in respect of the Accounts and the Chattel Paper and their contracts against prior parties. The Holders shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may come into its possession from time to time if the Holders take such action for that purpose as the relevant Grantor shall request in writing, provided that such requested action shall not, in the judgment of the Holders, impair the Holders’ security interest in the Collateral or its right in, or the value of, the Collateral, and provided further that the Holders receive such written request in sufficient time to permit the Holders to take the requested action.

9. Event of Default and Remedies.

(a) If the Event of Default shall occur or shall exist, the Majority Holders may then or at any time thereafter, so long as such default shall continue, foreclose the lien or security interest in the Collateral in any way permitted by law, or upon twenty (20) days’ prior written notice to the relevant Grantor, sell any or all Collateral at private sale at any time or place in one or more sales, at such price or prices and upon such terms, either for cash or on credit, as the Majority Holders, in their sole discretion, may elect, or sell any or all Collateral at public auction, either for cash or on credit, as the Majority Holders, in their sole discretion, may elect, and at any such sale, the Majority Holders, on behalf of the Holders, may bid for and become the Buyer of any or all such Collateral. Pending any such action the Majority Holders may liquidate the Collateral.

(b) If the Event of Default shall occur or shall exist, the Majority Holders may then, or at any time thereafter, so long as such default shall continue, grant extensions to, or adjust claims of, or make compromises or settlements with, debtors, guarantors or any other parties with respect to Collateral or any securities, guarantees or insurance applying thereon, without notice to or the consent of any Grantor, without affecting each Grantor’s liability under this Agreement. Each Grantor waives notice of acceptance, of nonpayment, protest or notice of protest of any Accounts or Chattel Paper, any of its contract rights or Collateral and any other notices to which each Grantor may be entitled.

(c) If the Event of Default shall occur or shall exist and be continuing, then in any such event, the Majority Holders shall have such additional rights and remedies in respect of the Collateral or any portion thereof as are provided by the Code and such other rights and remedies in respect thereof which they may have at law or in equity or under this Agreement, including without limitation the right to enter any premises where Equipment, Inventory and/or Fixtures are located and take possession and control thereof without demand or notice and without prior judicial hearing or legal proceedings, which each Grantor expressly waives.

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(d) The Majority Holders shall apply the Proceeds of any sale or liquidation of the Collateral, and, subject to Section 5 hereof, any Proceeds received by the Majority Holders from insurance, first to the payment of the reasonable costs and expenses incurred by the Majority Holders in connection with such sale or collection, including without limitation reasonable attorneys’ fees and legal expenses; second to the payment to each Secured Party of such Secured Party’s Subscription Amount, on a pro rata basis, and then to pay the balance, if any, to the relevant Grantor or as otherwise required by law. If such Proceeds are insufficient to pay the amounts required by law, the Grantors shall be liable for any deficiency.

(e) Upon the occurrence of any Event of Default, each Grantor shall promptly upon written demand by the Majority Holders assemble the Equipment, Inventory and Fixtures and make them available to the Holders at a place or places to be designated by the Majority Holders. The rights of the Majority Holders under this paragraph to have the Equipment, Inventory and Fixtures assembled and made available to them is of the essence of this Agreement and the Majority Holders may, at their election, enforce such right by an action in equity for injunctive relief or specific performance, without the requirement of a bond.

10. Defeasance.

Notwithstanding anything to the contrary contained in this Agreement, upon the earliest to occur of (a) the Company either (i) obtaining 250,000 active subscribers to CÜR Music, or (ii) consummating a qualified offering of at least $10,000,000 (excluding the capital raised in the Offering) in equity securities or securities convertible into or exercisable for equity securities, or (b) with respect to any Secured Party, when such Secured Party shall have either converted any Unit Shares (or securities received in exchange for the Unit Shares in connection with the Combination Transaction) or exercised any Unit Warrants (or securities received in exchange for the Unite Warrants in connection with the Combination Transaction), this Agreement shall terminate and be of no further force and effect and the Holders shall thereupon terminate their security interest in the Collateral. Until such time, however, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns, provided that, without the prior written consent of the Majority Holders, no Grantor may assign this Agreement or any of its rights under this Agreement or delegate any of its duties or obligations under this Agreement and any such attempted assignment or delegation shall be null and void. This Agreement is not intended and shall not be construed to obligate the Holders to take any action whatsoever with respect to the Collateral or to incur expenses or perform or discharge any obligation, duty or disability of any Grantor.

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11. Miscellaneous.

(a) The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this Agreement in any jurisdiction.

(b) No failure or delay on the part of the Holders in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Holders under this Agreement or any of the other Transaction Documents; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other right, remedy, power or privilege or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Holders under this Agreement and the other Transaction Documents are cumulative and not exclusive of any rights or remedies which they may otherwise have.

(c) Unless otherwise provided herein, all demands, notices, consents, service of process, requests and other communications hereunder shall be in writing and shall be delivered in person or by overnight courier service, or mailed by certified mail, return receipt requested, addressed:

If to Company or any other Grantor:

At the address for the Company set forth in the Purchase Agreement.

If to the Holder:

At the address for such Holder set forth in the Holder’s signature page to the Purchase Agreement or the address otherwise communicated by such Holder to the Company in writing for such notice purposes.

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Any such notice shall be effective when delivered, if delivered by hand delivery, overnight courier service, or U.S. Mail return receipt requested.

(d) The section headings contained in this Agreement are for reference purposes only and shall not control or affect its construction or interpretation in any respect.

(e) Unless the context otherwise requires, all terms used in this Agreement which are defined by the Code shall have the meanings stated in the Code.

(f) The Code shall govern the settlement, perfection and the effect of attachment and perfection of the Holders’ security interest in the Collateral, and the rights, duties and obligations of the Holders and each Grantor with respect to the Collateral. This Agreement shall be deemed to be a contract under the laws of the State of Delaware and the execution and delivery of this Agreement and, to the extent not inconsistent with the preceding sentence, the terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of that State. EACH GRANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g) This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. All of such counterparts shall be read as though one, and they shall have the same force and effect as though all the signers had signed a single page. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed and delivered this Security Agreement as of the day and year set forth at the beginning of this Security Agreement.

GRANTORS:	CUR HOLDINGS, INC., a Delaware corporation

By:
	Name:	William F. Duker
	Title:	President

CÜR MEDIA, INC., a Delaware corporation

By:
	Name:	Thomas Brophy
	Title:	Chief Executive Officer

CUR MEDIA, LLC, a Connecticut limited liability company

By:
	Name:	Thomas Brophy
	Title:	President

[SECURED PARTIES SIGN BY EXECUTING OMNIBUS SIGNATURE PAGE

TO THE PURCHASE AGREEMENT, OR, IN THE CASE OF THE PLACEMENT AGENT, OR ITS DESIGNESS,
BY EXERCISING PLACEMENT AGENT WARRANTS TO PURCHASE PREFERRED STOCK UNITS]

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